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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-23955 on Form S-3, in Registration Statement No. 333-44821 on Form S-8, in Registration Statement No. 333-51503 on Form S-3 and in Registration Statement No. 333-62439 on Form S-8 of our report dated February 17, 1998 on the consolidated financial statements of Domain Energy Corporation, included in the Registration Statement No. 333-57639 on Form S-4 of Lomak Petroleum Inc.




DELOITTE & TOUCHE LLP

Houston, Texas
September 8, 1998